Exhibit Index




       Exhibit
       -------


         11        -  Statement re computation
                      of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                          For the three months
                                                           ended September 30,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................      8,897          8,849

Weighted average shares issued .....................         11             --

Acquisition of treasury stock ......................        (67)            --

Assumed exercise of certain stock options ..........        118            211
                                                         ------         ------

Weighted shares - end of period ....................      8,959          9,060
                                                         ======         ======

                                                          For the three months
                                                           ended September 30,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Basic Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................      8,897          8,849

Weighted average shares issued .....................         11             --

Acquisition of treasury stock ......................        (67)            --
                                                         ------         ------

Weighted shares - end of period ....................      8,841          8,849
                                                         ======         ======

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                               For the nine months
                               ended September 30,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Basic and Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................      8,864          8,826

Weighted average shares issued .....................         36             26

Acquisition of treasury stock ......................        (22)            (8)
                                                         ------         ------
Weighted shares - end of period ....................      8,878          8,844
                                                         ======         ======